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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                          STATE OR JURISDICTION OF INCORPORATION
         NAME (ALL 100% OWNED)                                      OR ORGANIZATION
--------------------------------------                    --------------------------------------
Advanced Cardiovascular Systems, Inc.                                 California
AFx, Inc.                                                             California
Arter Re Insurance Co. Ltd.                                           Bermuda
Bioerodible Vascular Solutions                                        Delaware
Cardiac Pacemakers, Inc.                                              Minnesota
Cardio Thoracic Systems, Inc.                                         Delaware
EndoVascular Technologies, Inc.                                       Delaware
Guidant Australia Pty Ltd.                                            Australia
Guidant Group B.V.                                                    Netherlands
Guidant Belgium S.A.                                                  Belgium
Guidant Canada Corporation                                            Canada
Guidant CR Sro                                                        Czech
Guidant do Brasil Ltda.                                               Brazil
Guidant Endovascular Solutions, Inc.                                  Indiana
Guidant Europe S.A.                                                   Belgium
Guidant France S.A.                                                   France
Guidant GmbH & Co.                                                    Germany
Guidant GmbH                                                          Austria
Guidant Holdings B.V.                                                 Netherlands
Guidant Holdings C.V.                                                 Netherlands
Guidant Holdings, Inc.                                                Indiana
Guidant Hong Kong Ltd.                                                Hong Kong
Guidant India Pte. Ltd.                                               India
Guidant Intercontinental Corporation                                  Indiana
Guidant International B.V.                                            Netherlands
Guidant International Trading Co. Ltd.                                China
Guidant Investment Corporation                                        California
Guidant Italia, S.r.l                                                 Italy
Guidant Japan K.K.                                                    Japan
Guidant Limited                                                       England
Guidant Luxembourg                                                    Luxembourg
Guidant Nederland B.V.                                                Netherlands
Guidant Norway A.S.                                                   Norway
Guidant Portugal                                                      Portugal
Guidant Puerto Rico BV                                                Netherlands
Guidant Puerto Rico Sales Corporation                                 Texas
Guidant S.A.                                                          Spain
Guidant S.A.                                                          Switzerland
Guidant Sales Corporation                                             Indiana
Guidant Scandinavia                                                   Denmark
Guidant Scandinavia AB                                                Sweden
Guidant Singapore Pte. Ltd.                                           Singapore
Guidant Thailand                                                      Thailand
Intermedics Electromedicina SA                                        Spain
Intermedics Japan K.K.                                                Japan
Intermedics, Inc.                                                     Delaware
Origin Medsystems, Inc.                                               Delaware
Vectoris Corporation                                                  California
X Technologies, Inc.                                                  Delaware
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